CalAmp Reports Second Quarter Fiscal 2018 Financial Results

Q2 revenue of $89.8 million

Awarded the largest SaaS contract in the company’s history

MRM Telematics product revenue grew 29% year over year

IRVINE, CA, September 28, 2017 -- CalAmp (NASDAQ: CAMP), a telematics pioneer leading transformation in a global connected economy, today reported its financial results for the second quarter ended August 31, 2017.

“We experienced accelerating momentum on multiple fronts in the quarter, including strong financial results," said Michael Burdiek, President and Chief Executive Officer. “We continue to be a leader and pioneer in the Connected Vehicle and Industrial Internet of Things (“IoT”) marketplace. We announced a number of novel product releases and also expanded on our important partnerships in the quarter, including a contract award from a new blue-chip customer representing the largest SaaS contract in the company’s history. We also expanded our relationship with Caterpillar and launched a new program with another global heavy equipment customer. We continue to make progress and achieved a number of important strategic milestones while establishing a solid foundation for long-term growth.”

Business and Q2 Financial Highlights

●	Telematics Systems and Software & Subscription Services business segments experienced solid growth, which on a combined basis increased $6.0 million or 7.1% year over year.
●	GAAP net income was $0.34 per diluted share while non-GAAP net income was $0.27 per diluted share.
●	Our MRM Telematics product revenue grew $8.5 million or 29% year over year to a record $38.1 million and was a key growth driver for the Telematics Systems segment.
●	Caterpillar revenues grew 7.4% sequentially to more than $10.5 million, a new quarterly record.
●	We commenced shipments to a new global heavy equipment OEM, which is expected to contribute revenue of approximately $2 million in the second half of the current fiscal year.
●	We announced our V-Series Electronic Logging Device (“ELD”) designed to enable the U.S. trucking industry to meet the Federal Motor Carrier Safety Administration ELD mandate.
●	We were awarded the largest SaaS contract in the company's history with a global freight transport company to track mobile assets across North America. This program will roll out over the next few quarters and is expected to contribute 10% incremental growth in SaaS recurring revenue.
●	We announced the availability of the CalAmp Telematics Suite that enables transportation, construction, government, energy and other companies to view detailed information about vehicles, equipment and packages with a single software platform.
●	Car Security, a LoJack licensee in Argentina, adopted CalAmp’s comprehensive telematics technology stack, including an extensive device portfolio, and our CrashBoxx™ vehicle risk management services platform to streamline their connected car offerings.
●	We received $15 million of net proceeds in June 2017 from a legal settlement with a former LoJack supplier, contributing to strong operating cash flow of $36 million for the first six months of the year. We expect to receive approximately $31 million of additional net proceeds over the next four quarters thereby further contributing to our strong free cash flows.

CalAmp Reports Fiscal 2018 Second Quarter Financial Results

Second Quarter Fiscal 2018 Financial Highlights

Quarterly Financial Information for the three months ended:
(In thousands except per share amounts)

	August 31,
Description	2017	2016
Revenues:
Telematics Systems	$74,070	$68,851
Software & Subscription Services	15,697	14,956
Satellite (1)	-	6,672
	$89,767	$90,479

Gross margin	41.0%	41.6%

Net income	$12,232	$521
Net income per diluted share	$0.34	$0.01

Non-GAAP measures:
Adjusted basis net income	$9,575	$10,084
Adjusted basis net income per diluted share	$0.27	$0.27
Adjusted EBITDA	$12,301	$12,853
Adjusted EBITDA margin	13.7%	14.2%

(1)	The Satellite business ceased operations effective August 31, 2016.

At August 31, 2017, we had total cash and marketable securities of $130.6 million and total debt outstanding of $150.5 million, which is the carrying amount of our 1.625% convertible notes in the face amount of $172.5 million.

CalAmp Reports Fiscal 2018 Second Quarter Financial Results

Third Quarter Fiscal 2018 Business Outlook
(In thousands except per share amounts)

	Range
Description	Low	High
GAAP Financial information:
Revenues	$89,000	$94,000
Net income per diluted share	$0.28	$0.34
Non-GAAP Financial information:
Adjusted EBITDA	$12,000	$14,500
Adjusted basis net income per diluted share	$0.27	$0.33

Third quarter GAAP-basis net income per diluted share above includes $0.28 associated with the estimated gain from the expected receipt of the second installment of the legal settlement with a former LoJack supplier. This expected third quarter gain is excluded from Adjusted basis (Non-GAAP) net income per diluted share above.

Conference Call and Webcast
CalAmp is hosting a conference call for analysts and investors to discuss its 2018 second quarter results and outlook for its third quarter at 1:30 p.m. Pacific Time today. Participants can listen in via webcast by visiting the Investor Relations section of CalAmp's website at www.calamp.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the webcast will be available for 30 days after the call. The conference call can also be accessed by dialing 855-302-8830 (+1-330-871-6073 for international callers) and using the Conference ID# 81907706. Following the call, an audio replay will also be available by calling 855-859-2056 or +1-404-537-3406 and entering the Conference ID# 81907706. The audio replay will be available through October 12, 2017.

About CalAmp
CalAmp (NASDAQ: CAMP) is a telematics pioneer leading transformation in a global connected economy. We help reinvent businesses and improve lives around the globe with technology solutions that streamline complex IoT deployments and bring intelligence to the edge. Our software applications, scalable cloud services, and intelligent devices collect and assess business-critical data from mobile assets, cargo, companies, cities and people. We call this The New How, powering autonomous IoT interaction, facilitating efficient decision making, optimizing resource utilization, and improving road safety. CalAmp is headquartered in Irvine, California and has been publicly traded since 1983. LoJack is a wholly owned subsidiary of CalAmp. For more information, visit calamp.com, or LinkedIn, Twitter, YouTube or CalAmp Blog.

CalAmp Reports Fiscal 2018 Second Quarter Financial Results

Forward-Looking Statements
This announcement contains forward-looking statements (including within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and Section 27A of the U.S. Securities Act of 1933, as amended) concerning CalAmp. These statements include, but are not limited to, statements that address our expected future business and financial performance and statements about (i) CalAmp’s plans, objectives and intentions with respect to future operations and products, (ii) CalAmp’s competitive position and opportunities, and (iii) other statements identified by words such as such as “may”, “will”, “expect”, “intend”, “plan”, “potential”, “believe”, “seek”, “could”, “estimate”, “judgment”, “targeting”, “should”, “anticipate”, predict” “project”, “aim”, “goal”, and similar words, phrases or expressions. These forward-looking statements are based on management’s current expectations and beliefs, as well as assumptions made by, and information currently available to, management, current market trends and market conditions, and involve risks and uncertainties, many of which are outside CalAmp’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Particular uncertainties that could materially affect future results include any risks associated with global economic conditions and concerns; competitive pressures; pricing declines; rates of growth in our target markets; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product and warranty and indemnification claims; our ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which our products are designed; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive, and regulatory nature. CalAmp’s filings with the U.S. Securities and Exchange Commission (“SEC”), which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect CalAmp’s business, results of operations, and financial condition. CalAmp undertakes no intent or obligation to publicly update or revise any these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures
“GAAP” refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This announcement includes non-GAAP financial measures, as defined in Regulation G promulgated by the SEC. CalAmp believes that its presentation of non-GAAP financial measures provides useful supplementary information to investors. These non-GAAP financial measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

CalAmp Reports Fiscal 2018 Second Quarter Financial Results

In this announcement, CalAmp reports the non-GAAP financial measures of Adjusted Basis net income, Adjusted Basis net income per diluted share, Adjusted EBITDA (Earnings Before Investment Income, Interest Expense, Taxes, Depreciation, Amortization, stock-based compensation, acquisition and integration expenses, non-cash costs and expenses arising from purchase accounting adjustments, litigation provisions, gain from legal settlement and certain other adjustments as detailed in the accompanying non-GAAP reconciliation), and Adjusted EBITDA margin. Adjusted Basis net income excludes the impact of intangible assets amortization expense, stock-based compensation, non-cash interest from amortization of debt discount, acquisition and integration expenses, non-cash costs and expenses arising from purchase accounting adjustments, litigation provisions, gain on legal settlement and certain other adjustments as shown in the non-GAAP reconciliation provided in the table at the end of this press release. CalAmp uses these non-GAAP financial measures to enhance the investor’s overall understanding of the financial performance and future prospects of CalAmp’s core business activities. Management does not believe that these items are reflective of CalAmp’s underlying performance. However, internally, these non-GAAP measures are significant measures used by management for purposes of evaluating the core operating performance of CalAmp, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to CalAmp’s operations, and benchmarking performance externally against CalAmp’s competitors. CalAmp believes this non-GAAP financial information provides additional insight into its ongoing performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of CalAmp’s ongoing operations and enable more meaningful period-to-period comparisons. The presentation of these and other similar items in CalAmp’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual.

AT CALAMP:	AT NMN ADVISORS:
Kurtis Binder	Nicole Noutsios
EVP, Chief Financial Officer	(510)315-1003
ir@calamp.com	nicole@nmnadvisors.com

CalAmp Reports Fiscal 2018 Second Quarter Financial Results

CALAMP CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except per share amounts)

	Three Months Ended		Six Months Ended
	August 31,		August 31,
	2017	2016	2017	2016
Revenues	$89,767	$90,479	$177,848	$181,626
Cost of revenues	52,929	52,865	103,567	109,178
Gross profit	36,838	37,614	74,281	72,448
Operating expenses:
Research and development	6,725	5,885	12,557	11,976
Selling and marketing	12,515	12,683	25,186	23,991
General and administrative	10,756	11,284	27,166	27,267
Intangible asset amortization	3,710	3,856	7,568	7,346
	33,706	33,708	72,477	70,580
Operating income	3,132	3,906	1,804	1,868
Non-operating income (expense):
Investment income	396	455	729	908
Interest expense	(2,567)	(2,474)	(5,085)	(4,898)
Gain on legal settlement	15,032	-	15,032	-
Other income (expense)	314	(130)	431	413
	13,175	(2,149)	11,107	(3,577)

Income (loss) before income taxes and equity in net loss of affiliate	16,307	1,757	12,911	(1,709)
Income tax benefit (provision)	(3,699)	(864)	(2,619)	255

Income (loss) before equity in net loss of affiliate	12,608	893	10,292	(1,454)
Equity in net loss of affiliate	(376)	(372)	(713)	(684)
Net income (loss)	$12,232	$521	$9,579	$(2,138)

Earnings (loss) per share:
Basic	$0.35	$0.01	$0.27	$(0.06)
Diluted	$0.34	$0.01	$0.27	$(0.06)

Shares used in computing earnings (loss) per share:
Basic	35,204	36,390	35,136	36,425
Diluted	36,021	36,849	35,973	36,425

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CalAmp Reports Fiscal 2018 Second Quarter Financial Results

CALAMP CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	August 31,	February 28,
	2017	2017
Assets
Current assets:
Cash and cash equivalents	$126,636	$93,706
Short-term marketable securities	4,002	6,722
Accounts receivable, net	64,492	67,403
Inventories	31,103	29,279
Prepaid expenses and other current assets	11,770	9,595
Total current assets	238,003	206,705

Property, equipment and improvements, net	20,935	21,162
Deferred income tax assets	38,270	27,504
Goodwill	72,980	72,980
Other intangible assets, net	59,790	67,223
Other assets	16,013	12,565
	$445,991	$408,139
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$34,721	$30,266
Accrued payroll and employee benefits	6,748	7,955
Deferred revenue	15,804	14,662
Other current liabilities	30,235	24,958
Total current liabilities	87,508	77,841

1.625% convertible senior unsecured notes	150,506	146,827
Other non-current liabilities	21,766	20,229

Stockholders' equity:
Common stock	356	353
Additional paid-in capital	213,021	211,187
Accumulated deficit	(26,497)	(47,757)
Accumulated other comprehensive loss	(669)	(541)
Total stockholders' equity	186,211	163,242
	$445,991	$408,139

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CalAmp Reports Fiscal 2018 Second Quarter Financial Results

CALAMP CORP.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Unaudited - In thousands)

	Six Months Ended
	August 31,
	2017	2016
Cash flows from operating activities:
Net income (loss)	$9,579	$(2,138)
Depreciation expense	3,983	4,032
Intangible assets amortization expense	7,568	7,346
Stock-based compensation expense	4,044	3,605
Tax benefits on vested and exercised equity awards	241	-
Amortization of convertible debt issue costs and discount	3,679	3,460
Foreign currency remeasurement gains	(385)	(460)
Deferred tax assets, net	669	(1,091)
Equity in net loss of affiliate	713	684
Impairment of internal use software	-	1,364
Other	55	14
Changes in operating working capital	5,863	2,500
Net cash provided by operating activities	36,009	19,316

Cash flows from investing activities:
Proceeds from maturities of marketable securities	7,268	66,419
Purchases of marketable securities	(4,548)	-
Capital expenditures	(3,713)	(3,527)
Acquisition of LoJack, net of cash acquired	-	(116,982)
Advances to affiliate	(650)	(737)
Other	(135)	(36)
Net cash used in investing activities	(1,778)	(54,863)

Cash flows from financing activities:
Repurchases of common stock	-	(8,451)
Taxes paid related to net share settlement of vested equity awards	(2,335)	(1,416)
Proceeds from exercise of stock options	128	780
Net cash used in financing activities	(2,207)	(9,087)

Effect of exchange rate changes on cash	906	(49)
Net change in cash and cash equivalents	32,930	(44,683)
Cash and cash equivalents at beginning of period	93,706	139,388

Cash and cash equivalents at end of period	$126,636	$94,705

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CalAmp Reports Fiscal 2018 Second Quarter Financial Results

CALAMP CORP.
RECONCILIATION OF NON-GAAP MEASURES TO GAAP
(Unaudited)

GAAP refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This press release includes historical non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission. CalAmp believes that its presentation of historical non-GAAP financial measures provides useful supplementary information to investors. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with GAAP.

In this press release, CalAmp reports the non-GAAP financial measures of Adjusted basis net income, Adjusted basis net income per diluted share, Adjusted EBITDA (Earnings Before Investment Income, Interest Expense, Taxes, Depreciation, Amortization and Stock-Based Compensation, gain on legal settlement and other adjustments as identified below), and Adjusted EBITDA margin. CalAmp uses these non-GAAP financial measures to enhance the investor's overall understanding of the financial performance and future prospects of CalAmp's core business activities. Specifically, CalAmp believes that the use of these non-GAAP measures facilitates the comparison of results of core business operations between its current and past periods.

The reconciliation of GAAP basis net income (loss) to Adjusted basis (non-GAAP) net income is as follows (in thousands except per share amounts):

	Three Months Ended		Six Months Ended
	August 31,		August 31,
	2017	2016	2017	2016
GAAP basis net income (loss)	$12,232	$521	$9,579	$(2,138)

Intangible assets amortization expense	3,710	3,856	7,568	7,346
Stock-based compensation expense	2,227	1,621	4,044	3,605
Non-cash interest expense from amortization of debt discount	1,653	1,562	3,263	3,069
GAAP basis income tax provision (benefit)	3,699	864	2,619	(255)
Equity in net loss of affiliate	376	372	713	684
Acquisition and integration expenses	-	-	-	3,539
Non-cash cost of sales and depreciation on markup of LoJack inventory and fixed assets	169	671	355	4,681
Gain on legal settlement	(15,032)	-	(15,032)	-
Litigation provision	411	-	6,486	-
Legal expense for LoJack battery performance issue	430	1,080	927	1,460
Adjusted basis income before income taxes	9,875	10,547	20,522	21,991
Income tax provision (non-GAAP basis) (a)	(300)	(463)	(550)	(847)
Adjusted basis net income	$9,575	$10,084	$19,972	$21,144

Adjusted basis net income per diluted share	$0.27	$0.27	$0.56	$0.57
Weighted average common shares outstanding on diluted basis	36,021	36,849	35,973	36,931

(a) The non-GAAP income tax provision represents cash taxes paid or payable for the period after giving effect to the utilization of net operating losses and tax credit carryforwards.

CalAmp Reports Fiscal 2018 Second Quarter Financial Results

The reconciliation of GAAP basis net income (loss) to Adjusted EBITDA and the calculation of Adjusted EBITDA margin are as follows (dollars in thousands):

	Three Months Ended August 31,		Six Months Ended August 31,
	2017	2016	2017	2016
GAAP basis net income (loss)	$12,232	$521	$9,579	$(2,138)

Investment income	(396)	(455)	(729)	(908)
Interest expense	2,567	2,474	5,085	4,898
Income tax provision (benefit)	3,699	864	2,619	(255)
Depreciation	1,958	2,211	3,983	4,032
Amortization of intangible assets	3,710	3,856	7,568	7,346
Stock-based compensation	2,227	1,621	4,044	3,605
Equity in net loss of affiliate	376	372	713	684
Acquisition and integration expenses	-	-	-	3,539
Non-cash COGS from inventory fair value write-up	-	309	-	4,319
Legal expense for LoJack battery performance issue	430	1,080	927	1,460
Litigation provision	411	-	6,486	-
Gain on legal settlement	(15,032)	-	(15,032)	-
Other	119	-	239	-
Adjusted EBITDA	$12,301	$12,853	$25,482	$26,582

Revenue	$89,767	$90,479	$177,848	$181,626
Adjusted EBITDA margin	13.7%	14.2%	14.3%	14.6%